UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 26, 2010

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 20, 2010, Blue Dolphin Energy Company (the “Company”) received a letter from The Nasdaq Stock Market (“NASDAQ”) notifying the Company that its common stock no longer meets requirements set forth under NASDAQ Marketplace Rule 5550(b)(1), which requires listed securities to maintain a minimum of $2.5 million in stockholders’ equity for continued listing.  The Company will submit a plan to regain compliance with the stockholders’ equity requirement to a NASDAQ Hearings Panel (the “Panel”) by May 27, 2010.

The Panel approved the Company’s compliance plan for meeting its minimum bid deficiency and, as permitted under NASDAQ’s Listing Rules, granted the Company an extension for continued listing.  The Panel has given the Company until August 1, 2010 to demonstrate compliance with the minimum bid requirement.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits

99.1	Blue Dolphin Energy Company Press Release Issued May 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 26, 2010

Blue Dolphin Energy Company

/s/ THOMAS W HEATH
Thomas W. Heath President

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

99.1	Blue Dolphin Energy Company Press Release Issued May 26, 2010.